UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2011
CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 673-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On February 16, 2011, Celgene Corporation (the “Company”) announced the election of Michael A. Friedman, MD, to its Board of Directors. Dr. Friedman is an experienced healthcare leader with a distinguished career in oncology research, regulatory strategy and public healthcare policy. He currently serves as President and Chief Executive Officer of City of Hope, a leading cancer research, treatment and education institution, as well as director of the organization’s Comprehensive Cancer Center and holder of the Irell & Manella Cancer Center Director’s Distinguished Chair. Before leading City of Hope, Dr. Friedman was senior vice president of research and development, medical and public policy for Pharmacia Corporation and Chief Medical Officer for biomedical preparedness at the Pharmaceutical Research and Manufacturers of America (PhRMA). Additionally, Dr. Friedman previously served as deputy commissioner for the U.S. Food and Drug Administration (FDA), later serving as acting commissioner, and as Associate Director of the National Cancer Institute, National Institutes of Health.
As a member of the Company’s Board of Directors, Dr. Friedman will receive an annual fee of $75,000. In addition, under the Company’s 2008 Stock Incentive Plan, on February 16, 2011, the Company granted to Dr. Friedman a non-qualified option to purchase 25,000 shares of the Company’s common stock. The option will vest in four equal annual installments commencing on the first anniversary of the date of grant.
Attached hereto and incorporated herein by reference as Exhibit 99.1 is the Press Release announcing the election.

ITEM 8.01	OTHER EVENTS.
On February 16, 2011, the Company announced that its Board of Directors has authorized the repurchase of up to an additional $1.0 billion of the Company’s common stock through December 2012. This authorization is in addition to the $500.0 million authorization announced on January 10, 2011. The $500.0 million program announced in April 2009 has been fully utilized.
Attached hereto and incorporated herein by reference as Exhibit 99.2 is the Press Release announcing the authorization.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
Exhibit 99.1 — Press Release dated February 16, 2011 announcing the election of Michael A. Friedman, MD, to the Company’s Board of Directors.
Exhibit 99.2 — Press Release dated February 16, 2011 announcing authorization of up to an additional $1.0 billion for share repurchase.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION
Date: February 17, 2011	By:	/s/ Jacqualyn A. Fouse
		Name:	Jacqualyn A. Fouse
		Title:	Senior Vice President and Chief Financial Officer